EXHIBIT 10.1

Term Loan Agreement

Party A (hereinafter referred to as the “Lender”): Tianjin Tianshi Biological Development Co., Ltd.

Party B (hereinafter referred to as the “Borrower”): Tianjin Tianshi Biological Engineering Co., Ltd.

The Lender and the Borrower have reached and signed a loan agreement which should be observed by both parties.

The Borrower agrees to pay interest on the balance, as of March 31, 2007, of the Lender’s Other Receivables-related parties that originated from the Borrower and were transferred from the Lender’s Accounts Receivable - related parties. The related terms are stipulated as follows:

1.	The amount of the loan: RMB 37,368,952 (US$ 4,839,279);
2.	The term of the loan agreement: from April 1, 2007 to June 30, 2007;
3.	The type of the loan: short-term loan;
4.	The interest of the loan: at a rate for the same level and same period of loan stipulated by the People’s Bank of China on April 1, 2007 (5.67%);
5.
With approval from the Lender, the Borrower can pay off the loan before June 30, 2007. The interest of the loan shall be calculated until the day on which the principal of the loan is repaid, and no fine shall be imposed on the Borrower for advancing the repayment of the loan.

The Lender:		The Borrower:
Tianjin Tianshi Biological Development Co., Ltd		Tianjin Tianshi Biological Engineering Co., Ltd

By	/s/ Jinyuan Li	By	/s/ Baolan Li

Title:	General Manager	Title:	Director

	April 24, 2007		April 24, 2007